UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2025

KLX ENERGY SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

(832) 844-1015

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in its filings with the U.S. Securities and Exchange Commission, on June 14, 2021, KLX Energy Services Holdings, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Original Agreement”) with Piper Sandler & Co. as sales agent (the “Agent”), as amended by Amendment No. 1 to Equity Distribution Agreement, dated as of November 16, 2022 (the “First Amendment” and together with the Original Agreement, the “Agreement”), by and between the Company and the Agent. Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent the Company’s common stock, par value $0.01 per share (“Common Stock”), initially having an aggregate offering price of up to $50 million (the “ATM Offering Program”). Sales of Common Stock, if any, under the Agreement may be made in any transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933.

As previously disclosed in the Company’s public filings, from June 14, 2021 to June 11, 2024, the Company sold a total of 4,183,513 shares of Common Stock at a weighted average price of $7.83 per share under the ATM Offering Program. The net proceeds as a result of these sales of Common Stock were approximately $31.8 million after deducting commissions and fees. Sales and issuances of Common Stock under the Agreement were initially made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-256149) effective on June 11, 2021, which expired on June 11, 2024 with respect to the ATM Offering Program.

The board of directors of the Company approved an increase in the size of the ATM Offering Program up to approximately $57.75 million (which amount includes all of the shares previously sold pursuant to the Agreement to date), so that the remaining capacity under the ATM Offering Program going forward equals $25 million. The Company entered into Amendment No. 2 to the Agreement on March 14, 2025 (the “Second Amendment”) to reflect this increase in the aggregate offering price of the ATM Offering Program.

On March 14, 2025, the Company will file a prospectus supplement to the Company’s shelf registration statement on Form S-3 (Registration No. 333-271182) effective on April 19, 2023 to cover the offer and sale of up to $25 million of shares of Common Stock from time to time through the Agent, which represents the remaining capacity under the ATM Offering Program.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Original Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 14, 2021, and the full text of the First Amendment, a copy of which was filed as Exhibit 1.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, both of which are incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. The legal opinion of Vinson & Elkins L.L.P., counsel to the Company, relating to the legality of the issuance and sale of Common Stock pursuant to the Agreement, as amended, is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to Equity Distribution Agreement, dated March 14, 2025, by and between the Company and the Agent.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX ENERGY SERVICES HOLDINGS, INC.

March 14, 2025	By:	/s/ Max L. Bouthillette
	Name:	Max L. Bouthillette
	Title:	Executive Vice President, General Counsel
and Chief Compliance Officer

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